Exhibit 10.1
[LETTERHEAD OF HENRY SCHEIN, INC.]
February 27, 2009
Mr. David M. Mulder
Chief Financial Officer
Biolase Technology, Inc.
4 Cromwell
Irvine, California 92618
Dear Mr. Mulder:
This letter agreement shall serve to amend that certain License and Distribution Agreement, by and between Henry Schein, Inc. (“HSI”) and Biolase Technology, Inc, (“Biolase”), dated as of August 8, 2006, as amended (the “Agreement”).
As of the date set forth above, the parties hereby agree as follows:
1.	As a fundamental condition precedent to HSI entering into this letter agreement, Biolase has informed HSI that it is taking actions to reduce its operating expenses to such a level as to reach profitability, based on **** Biolase sales revenue of $**** on an on-going basis, to be adjusted as minimums increase.

2.	Subject to Section 1 above, HSI agrees to make a firm minimum purchase commitment of Waterlase Turbo MD (a Waterlase MD with an associated turbo handpiece kit) and Ezlase base units and any other laser units (including the **** and ****) offered during the Term and their related future iterations and their auxiliary components and accessories (the “Lasers”) during the period commencing on the date hereof to March 31, 2010 (the “New Initial Term”) and Non-Laser Products (as defined below) in the aggregate amount of $42.7 million (“**** Level”), to be purchased as follows: (i) $**** comprised of Waterlase Turbo MD lasers and Turbo upgrade kits, which such purchase shall occur no later than March 2, 2009, (ii) commencing on March 15, 2009, (26) semi-monthly purchases of any Biolase products during the New Initial Term for purchases of not less than $**** per semi-monthly period (of which $**** will be Lasers and $**** will be non-Laser products, including disposable products, warranty sales, training and replacement parts, etc. collectively “Non-laser Products”), each such purchase to occur on the 15th and the last day of each consecutive month (e.g, March 15, 2009, March 31, 2009, April 15, 2009, April 30, 2009, etc.); and (iii) HSI agrees to make purchases of any Biolase products in the aggregate amount of $**** (the “Initial International Purchase”) with regard to distribution of products in the United Kingdom, Belgium, Luxembourg, Netherlands, Australia, New Zealand, Austria, Spain, and Germany or elsewhere in the world. The Initial International Purchase shall occur no later than March 2, 2009. With respect to all purchases in this Section 2 made in February of 2009, HSI shall pay Biolase all of the purchase price on March 2, 2009 in respect of

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) and (iii) above ($**** in the aggregate). Other payments in respect of purchases hereunder shall be due upon receipt, of the applicable products. These purchases may be purchased by HSI through HSI’s divisions or subsidiaries in the United States or Canada or elsewhere in the world. Biolase will make the products available to HSI and, in accordance with the parties’ standard business practice, promptly supply HSI with any products so ordered. HSI and its affiliates, under the Agreement or any related agreements for the sale of Biolase products anywhere in the world, shall have no product purchase obligations other than as set forth herein. Notwithstanding anything contained herein to the contrary, purchases by HSI of **** shall not be part of the purchases set forth in (i) through (iii) above.

3.	With respect to **** Waterlase C-100 ****, Biolase and HSI agree to work together in good faith to reach agreement upon a strategy for **** Waterlase C-100 **** no later than April 15, 2009, with an agreed upon **** no later than ****.

4.	If sales exceed HSI targeted levels of $**** in Lasers of such year, ****% of such excess sales of Lasers will be **** and ****% will be **** Lasers ****; provided, however, that the parties will negotiate in good faith such percentages if ****.

5.	During the New Initial Term, Biolase shall exclusively sell its products through HSI in the Territory, and shall not sell such products directly or through other distributors, and HSI shall have the right to distribute the products through third-party distributors if it so elects, provided that such third-party distributors sell to end-users permitted under the Agreement “Territory” shall be defined as the United States, United Kingdom, Belgium, Luxembourg, Netherlands, Canada, Spain, Germany, Austria, Australia, and New Zealand, Subject to Biolase’s contractual obligations in respect of sales in markets governed by existing distribution agreements in effect as of the date hereof, HSI shall have the right to exclusively sell in other countries throughout the world. Biolase will consider in good faith extending exclusivity in certain specific markets **** based upon HSI’s performance in such markets.

6.	HSI may, at its option, extend this letter agreement for two additional one-year terms, upon written notice given on or before February 1, 2010 or February 1, 2011 (for second renewal) given by Schein to Biolase prior to the expiration of the New Initial Term (or the then expiring additional one-year term, as the case may be); provided that HSI may only be permitted to exercise an option to extend the then current term if it shall agree in writing to purchase from Biolase a minimum aggregate amount of products purchased during such additional term equal to (i) (for the first renewal term) the **** (a) $**** and (b) **** of the amount of products actually sold by Biolase to HSI during the New Initial Term

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(adjusted pro rata for 12 months); provided, however, that if HSI shall not have **** of Lasers by $**** from the **** as of ****, measured ****, then HSI shall only be required to purchase the **** (A) $**** or (B) **** of the amount of products actually sold by Biolase to HSI during the New Initial Term (adjusted pro rata for 12 months), and (ii) (for the second renewal term) the greater of (x) **** of the commitment for the prior renewal term and (y) **** of the amount of products actually sold by Biolase to HSI during the first renewal term; provided, however, that if HSI shall not have **** of Lasers by $**** from the **** as ****, measured at ****, then HSI shall only be required to purchase the greater of (X) **** of the commitment for the prior renewal term and (Y) **** of the amount of products actually sold by Biolase to HSI during the first renewal term. The New Initial Term, together renewal terms, if any, with shall be the “Term” of the Agreement and all covenants and provisions restricting HSI or its affiliates, anywhere in the world under this Agreement or any related agreement, including in respect of selling competing products, shall have no force or effect upon the termination of this Agreement or expiry of Term. The parties will cooperate to maximize sales of Biolase products after the expiry or termination of the Agreement.

7.	With respect to existing Waterlase MD and Ezlase inventory, subject to applicable law (e.g. export laws), HSI agrees to use commercially reasonable efforts and to work in good faith to **** through new international markets, among other places, with a **** Lasers by a ****, through sales of Lasers in international markets.

8.	The cost of the Waterlase Turbo MD systems to HSI will be $**** in the United States and Canada, and Biolase will **** on the warranty applicable to the Laser products from **** to HSI. The cost of the current Ezlase system to HSI will **** be $**** for the United States and Canada. For the avoidance of doubt, HSI shall determine the end-user customer pricing.

9.	Upon the launch of the new turbo handpiece (expected to be the date hereof), Biolase will upgrade HSI’s existing inventory with new turbo handpieces and related hardware and software and HSI will purchase turbo handpieces as follows: solely with respect to HSI’s existing on-hand inventory, for the payment of $****, Biolase will provide Schein with one turbo handpiece kit and the related turbo handpiece software (turbo handpiece software to be installed by HSI technicians during end-user installation) for each unit of existing inventory. The stand-alone turbo handpiece upgrade kit for sale to the existing installed base upgrade shall be priced to HSI at $**** per upgrade kit. The upgrade kits will be completed in approximately **** days of such launch.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	HSI will assume the following functions that Biolase had previously performed under the Agreement:
a.	Support at certain trade shows, as determined by the parties

b.	Notwithstanding the foregoing, Biolase agrees to provide “over the shoulder” demonstrations during the New Initial Term (and during each additional renewal term).

c.	HSI will use all reasonable efforts to secure the services of **** to serve as a “luminary/trainer” in respect of the products.

d.	HSI will provide facilities appropriate for the purpose of providing WCLI seminar programs, and will provide full related support expenses, including but limited to honorariums for luminaries, accommodations for luminaries, travel for luminaries, and food for participants (total estimated costs to be ($****-$****), with an estimated cost of $**** per seminar program)

e.	Both parties shall endeavor to improve sales and to agree upon further marketing efforts to accelerate sales and increase productivity.
11.	In countries in which HSI distributes the Biolase products but does not have exclusivity, Biolase will not offer the products to other distributors, wholesalers or other similar entities on terms and conditions more favorable than those provided to HSI, without also making any such more favorable terms or conditions available to HSI.

12.	HSI will continue to provide Level 1 service and Biolase will continue to provide all the services it currently performs, including Level 2 service.

13.	To secure the $**** payment, Biolase will agree to enter into a security agreement to be provided by HSI following the execution of this letter agreement containing those terms and conditions customary and ordinary for such purpose, and will consent to the filing of the related UCC or UCCs to effect a security interest for the benefit of HSI in Biolase’s inventory, equipment and other tangible assets; provided that HSI shall agree to release such security upon receipt of the products deliverable in respect of such $**** payment.

14.	In any country in which Biolase does not currently sell its products (a “New Territory”), if Biolase determines to sell its products in such New Territory through the distribution channel, HSI shall have the first right to sell such products on terms and conditions to be agreed upon by the parties; provided that if the parties do not so agree in good faith within fifteen (15) days upon notice to HSI, Biolase may utilize another distributor in such New Territory provided that such distributor is not offered terms and conditions more favorable to those offered to HSI.

15.	All amounts herein reference U.S. dollars. This letter agreement amends certain terms and conditions of the Agreement. All other terms and conditions of the Agreement that are not modified by this letter agreement are hereby ratified and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

confirmed in all respects, and shall remain in full force and effect. Should there be any conflict between the teens and conditions contained in this letter agreement and the Agreement, the terms and conditions of this letter agreement shall govern and control.
Please acknowledge your agreement to the foregoing terms and conditions by executing this letter agreement.
Regards,

/s/ Brian S. Watson
Vice President, Strategic and Business Planning Henry Schein, Inc.

/s/ David M. Mulder
Chief Financial Officer
Biolase Technology, Inc.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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